SUNAMERICA MONEY MARKET FUNDS, INC.

ARTICLES OF AMENDMENT

SunAmerica Money Market Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting subsection (c) of Section 6 of Article SIXTH in its entirety and inserting a new subsection (c) in lieu thereof to read as follows:

(c) Holders of any series or class of Common Stock shall have the right, when the Corporation has funds or property legally available therefor, upon proper written request to the Corporation, to require the Corporation to redeem all or any number of the shares of such series or class of Common Stock standing in the name of such holder on the books of the Corporation at the net asset value thereof determined in the manner set forth in Article NINTH hereof and pursuant to such procedures as the Board of Directors may determine. Payment of the redemption price by the Corporation may be made either in cash or in securities or other assets at the time owned by the Corporation (and belonging to such series) or partly in cash and partly in securities or other assets at the time owned by the Corporation (and belonging to such series). The value of any part of such payment to be made in securities or other assets of the Corporation shall be the value employed in determining the redemption price.

Notwithstanding the foregoing, the Board of Directors may suspend the right of the holders of Common Stock to require the Corporation to redeem such shares when permitted or required to do so by the Investment Company Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding any other provision of the charter of the Corporation, the Board of Directors may cause the Corporation to redeem at net asset value all or any proportion of the outstanding shares of any series or class of Common Stock from a holder (i) upon such conditions with respect to the maintenance of stockholder accounts of a minimum amount as may from time to time be established by the Board of Directors in its sole discretion or (ii) upon such conditions established by the Board of Directors in its sole discretion, for any other purpose, including, without limitation, a reorganization or liquidation of one or more series or classes without any action by the stockholders. Payment for shares of Common Stock redeemed at the option of the Corporation may be made wholly or partly in cash or portfolio securities of the Corporation and, in the case of a reorganization, shares of another series or class of Common Stock of the Corporation or equity interests in another legal entity.

SECOND: The Charter is hereby further amended by adding a new Article ELEVENTH to read as follows:

ELEVENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. The provisions of this Article shall be subject to the limitations of the Investment Company Act of 1940, as amended. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of the Corporation or the Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD: Pursuant to Section 2-604(b) of the Maryland General Corporation Law, the foregoing amendments of the Charter have been approved by a majority of the entire Board of Directors and in the manner and by the vote required by the Investment Company Act of 1940, as amended.

FOURTH: The undersigned officer acknowledges these Articles of Amendment to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of the 19th day of January, 2021.

ATTEST:		SUNAMERICA MONEY MARKET FUNDS, INC.

By:	/s/ Gregory N. Bressler
		By:	/s/ John T. Genoy
Name:	Gregory N. Bressler		Name:
Secretary			President